UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42779	85-2262564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 15, 2026, Kinetic ABS Issuer LLC (the “Issuer”), an indirect, bankruptcy-remote subsidiary of Uniti Group Inc. (the “Company”), completed a private offering of $1,140,710,000 aggregate principal amount of secured fiber network revenue term notes, consisting of $805,210,000 5.834% Series 2026-2, Class A-2 term notes, $134,200,000 6.224% Series 2026-2, Class B term notes and $201,300,000 7.536% Series 2026-2, Class C term notes (collectively, the “Series 2026-2 Term Notes”), each with an anticipated repayment date (the “Term ARD”) in June of 2033.

The Term Notes were issued at an issue price of 100% of their respective principal amounts pursuant to an amended and restated indenture, dated as of July 15, 2026 (the “Base Indenture”), as supplemented by a Series 2026-2 Supplement thereto, dated as of July 15, 2026 (the “Series 2026-2 Supplement”), in each case by and among the Issuer, Kinetic ABS AR LLC (“Kinetic AR”), Kinetic ABS GA LLC (“Kinetic GA”), Kinetic ABS KY LLC (“Kinetic KY”), Kinetic ABS OH LLC (“Kinetic OH”), Kinetic ABS AL LLC (“Kinetic AL”), Kinetic ABS FL LLC (“Kinetic FL”), Kinetic ABS NC LLC (“Kinetic NC”), Kinetic ABS IA LLC (“Kinetic IA”),and Kinetic ABS TX LLC (together with Kinetic AR, Kinetic GA, Kinetic KY, Kinetic OH, Kinetic AL, Kinetic FL, Kinetic NC and Kinetic IA, the “Asset Entities” and, together with the Issuer, the “Obligors”), Kinetic ABS OK (“Kinetic OK” or the “Series 2026-2 Prefunding Period Entity” or “Kinetic OK”) and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”). Copies of the Base Indenture and the Series 2026-2 Supplement are attached hereto as Exhibits 4.1 and 4.2, respectively. The Series 2026-1 Notes (as defined below) remain outstanding after giving effect to the issuance of the Series 2026-2 Term Notes.

The issuance of the Series 2026-2 Term Notes represents the Company’s second issuance of fiber network revenue notes for the Company’s fiber-to-the-home securitization program, following the Company’s inaugural issuance on January 30, 2026 of $960,100,000 aggregate principal amount of Series 2026-1 secured fiber network revenue term notes, together with the related variable funding notes and liquidity funding notes (collectively, the "Series 2026-1 Notes"). The securitization program involves certain fiber network assets and certain residential customer contracts in the States of Texas, Arkansas, Kentucky, Ohio, Georgia, North Carolina, Iowa, Alabama and Florida that were sold to the Obligors at closing. The securitization program is expected to involve certain fiber network assets and certain residential customer contracts in the State of Oklahoma that will be sold to the Series 2026-2 Prefunding Period Entity subject to receipt of certain regulatory approvals (the “Pending Assets”). As of the closing of the transactions on July 15, 2026, the Issuer has $2,100,810,000 aggregate principal amount of revenue term notes outstanding, $0 principal amount of variable funding notes outstanding and $0 principal amount of liquidity funding notes outstanding.

The Issuer established a prefunding account pursuant to the Base Indenture and the Series 2026-2 Supplement (the “Series 2026-2 Prefunding Account”) and deposited therein the proceeds of the Series 2026-2 Term Notes attributable to the Pending Assets in an amount equal to approximately $91,081,390. Such amount on deposit in the Series 2026-2 Prefunding Account will be released to fund the cash portion of the purchase price of the Pending Assets upon receipt of the applicable regulatory approvals. If the regulatory approvals are not obtained and the Pending Assets are not sold to the Series 2026-2 Prefunding Period Entity by July 30, 2027 (or upon the earlier occurrence of certain other specified events), the amount on deposit in the Series 2026-2 Prefunding Account will be applied to prepay the Series 2026-2 Term Notes.

In connection with the closing of the offering of the Notes, the Issuer (i) increased the maximum commitment under its existing liquidity funding note facility to reflect the increase in the transaction’s liquidity reserve requirements that resulted from the issuance of the Series 2026-2 Term Notes and (ii) extended the maturity of the existing liquidity note facility to align with the final maturity date of the Series 2026-2 Term Notes. No new variable funding notes were issued in connection with issuance of the Series 2026-2 Term Notes.

The Base Indenture allows the Issuer to issue additional series of notes subject to certain conditions set forth therein, and the Base Indenture, together with the Series 2026-2 Supplement, and any other series supplements to the Base Indenture from time to time, is referred to herein as the “Indenture.”

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include success-based capital expenditures and/or repayment of outstanding debt.

Terms of the Series 2026-2 Term Notes

While the Series 2026-2 Term Notes are outstanding, scheduled payments of interest are required to be made on the 25th of each calendar month, commencing on August 25, 2026. No principal payments will be due on the Series 2026-2 Term Notes prior to the Term ARD, unless certain rapid amortization or acceleration triggers are activated.

The legal final maturity date of each class of the Series 2026-2 Term Notes is in June 2058. If the Issuer has not repaid or refinanced the Series 2026-2 Term Notes prior to the Term ARD, additional interest will accrue thereon in an amount equal to the greater of (i) 5.00% per annum and (ii) the amount, if any, by which the sum of the following exceeds the interest rate for such Series 2026-2 Term Note: (A) the yield to maturity (adjusted to a “mortgage-equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on the Term ARD for such Series 2026-2 Term Note of the United States treasury security having a remaining term closest to 10 years plus (B) 5.00% plus (C) the post-ARD note spread applicable to such Series 2026-2 Term Notes.

Collateral and Guarantee

The Series 2026-2 Term Notes are obligations only of the Obligors and Kinetic OK pursuant to the Indenture. Pursuant to the Indenture and the related transaction documents, the Series 2026-2 Term Notes are guaranteed by each Asset Entity, Kinetic OK and the Issuer’s direct parent company (the “Holdco Guarantor”), and such guarantees and the Series 2026-2 Term Notes are secured by security interests in the equity interests in the Issuer and substantially all of the assets of the Issuer and the other Obligors (and will be secured by security interests in substantially all of the assets of Kinetic OK upon the sale of the Pending Assets), which assets are primarily the fiber network assets and related residential customer contracts in the States of Georgia, Texas, Arkansas, Kentucky, Ohio, North Carolina, Iowa, Alabama, Florida and Oklahoma that have been sold or contributed to the Asset Entities (or will be sold or contributed to Kinetic OK, upon receipt of the relevant regulatory approvals) by the non-securitization subsidiaries of the Company and the revenue collections and other proceeds thereof. Neither the Company nor any subsidiary of the Company, other than the Obligors, Kinetic OK and the Holdco Guarantor (all of which are unrestricted subsidiaries under the Company’s other debt agreements), will guarantee or in any way be liable for the obligations of the Obligors or Kinetic OK under the Indenture or the Series 2026-2 Term Notes, and neither the Holdco Guarantor, the Issuer, any of the other Obligors nor Kinetic OK shall guarantee or in any way be liable for the obligations of the Company or its subsidiaries under the Company’s other debt agreements.

Covenants and Restrictions

The Series 2026-2 Term Notes are subject to a series of customary covenants and restrictions. These covenants and restrictions include (i) that the Issuer maintains a liquidity reserve account to be used to make required payments in respect of the Series 2026-1 Notes and the Series 2026-2 Term Notes, (ii) provisions relating to optional and mandatory prepayments, including specified make-whole payments in the case of certain optional prepayments of the Series 2026-2 Term Notes prior to the monthly payment date in June 2033, and (iii) covenants relating to recordkeeping, access to information and similar matters. As provided in the Indenture, the Series 2026-2 Term Notes are also subject to rapid amortization in the event of a failure to maintain a stated debt service coverage ratio. A rapid amortization may be cured if the debt service coverage ratio exceeds a certain threshold for a certain period of time, upon which cure, regular amortization, if any, will resume. The Series 2026-2 Term Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Series 2026-2 Term Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

The foregoing summaries of the Indenture and the Series 2026-2 Term Notes do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Base Indenture and the Series 2026-2 Supplement, which are filed as Exhibits 4.1 and 4.2 hereto, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Amended and Rested Base Indenture, dated as of July 15, 2026, by and among Kinetic ABS Issuer LLC, Kinetic ABS AR, Kinetic ABS GA, Kinetic ABS KY, Kinetic ABS OH, Kinetic ABS TX, Kinetic ABS NC, Kinetic ABS FL, Kinetic ABS OK, Kinetic ABS AL, Kinetic ABS IA and Wilmington Trust, National Association, as indenture trustee.
4.2	Series 2026-2 Supplement, dated as of July 15, 2026, by and among Kinetic ABS Issuer LLC, Kinetic ABS AR, Kinetic ABS GA, Kinetic ABS KY, Kinetic ABS OH, Kinetic ABS TX, Kinetic ABS NC, Kinetic ABS FL, Kinetic ABS OK, Kinetic ABS AL, Kinetic ABS IA and Wilmington Trust, National Association, as indenture trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2026	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Sr. Executive Vice President - General Counsel and Secretary